UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/13/2005

SCANSOURCE INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-26926

SC	57-0965380
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6 Logue Court, Greenville, SC 29615
(Address of Principal Executive Offices, Including Zip Code)

864-288-2432
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On October 13, 2005, ScanSource, Inc. (the "Company") entered into an employment agreement (the "Cleys Employment Agreement") with Richard P. Cleys, Vice President and Chief Financial Officer, effective July 1, 2005 and extending to June 30, 2008. The Cleys Employment Agreement provides for, among other things, a salary of $250,000 per year, subject to yearly review, plus a bonus opportunity based upon Mr. Cleys' performance and the attainment of management objectives of up to $15,000 per quarter.

If Mr. Cleys' employment is terminated by the Company other than for cause or disability during the period of his employment agreement, or Mr. Cleys terminates his employment for good reason during the period of his employment agreement, then he will receive a severance package which includes, among other things: (1) his salary earned through the date of termination (to the extent not already paid); (2) the product of (x) the annual bonus paid or payable, including any bonus or portion thereof which has been earned but deferred, for the most recently completed fiscal year during the employment period and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365; (3) any compensation previously deferred by Mr. Cleys (together with any accrued interest or earnings thereon) to the extent not theretofore paid; and (4) an amount equal to a designated multiple (the "Cleys Severance Multiple") times the highest combined annual salary and bonus earned by Mr. Cleys from the Company, including any such amounts earned but deferred, in the last three fiscal years prior to the date of termination. The Cleys Severance Multiple shall be the greater of (a) one, (b) the number of full months remaining between the date of termination and June 30, 2008, divided by 12, or (c) two, if the date of termination occurs within 12 months after or otherwise in contemplation of a Change in Control, as defined in the Cleys Employment Agreement. In addition, for a number of months equal to the Cleys Severance Multiple following Mr. Cleys' date of termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company will continue benefits to Mr. Cleys and his dependents at least equal to those which would have been provided to them in accordance with the welfare plans described in the Cleys Employment Agreement if Mr. Cleys' employment had not been terminated. Mr. Cleys' receipt of these benefits will be subject to his execution of a release of claims in the form customarily used by the Company upon termination of the employment of a senior executive officer.

Mr. Cleys has agreed in his employment agreement not to disclose or use confidential information or to compete with the Company, and not to solicit the Company's customers or recruit its employees, for a period of two years following the termination of his employment.

On October 13, 2005, the Company entered into a new employment agreement (the "Baur Employment Agreement") with Michael L. Baur, President and Chief Executive Officer of the Company, effective July 1, 2005 and extending to June 30, 2008.   The Baur Employment Agreement provides for, among other things, a salary of $700,000 per year, subject to yearly review, plus a bonus opportunity to be determined annually based on a measurement of Return on Invested Capital and Operating Income as those terms are defined in the Baur Employment Agreement.

The amount of the incentive bonus will be calculated as follows:

Bonus of 1.65% of Operating Income if Return on Invested Capital exceeds 30%;

Bonus of 1.5% of Operating Income if Return on Invested Capital is 30% or less and greater than 20%;
Bonus of 1.4% of Operating Income if Return on Invested Capital is 20% or less and greater than 10%; and
Bonus of 1.0% of Operating Income if Return on Invested Capital is 10% or less.

If Mr. Baur's employment is terminated by the Company other than for cause or disability during the period of his employment agreement, or Mr. Baur terminates his employment for good reason during the period of his employment agreement, then he will receive a severance package which includes, among other things: (1) his salary earned through the date of termination (to the extent not already paid), (2) the product of (x) the annual bonus paid or payable, including any bonus or portion thereof which has been earned but deferred, for the most recently completed fiscal year during the employment period and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365, (3) any compensation previously deferred by Mr. Baur (together with any accrued interest or earnings thereon) to the extent not theretofore paid; and (4) an amount equal to a designated multiple (the "Baur Severance Multiple") times the highest combined annual salary and incentive compensation earned by Mr. Baur from the Company, including any such amounts earned but deferred, in the last three full fiscal years prior to the date of termination. The Baur Severance Multiple shall be the greater of (a) one, (b) the number of full months remaining between the date of termination and June 30, 2008, divided by 12, or (c) three, if the date of termination occurs within 12 months after or otherwise in contemplation of a Change in Control, as defined in the Baur Employment Agreement. In addition, Mr. Baur and his dependents will receive medical, dental and prescription drug benefits until Mr. Baur reaches the age of 65, and Mr. Baur will receive MediGap coverage, to the extent available, until Mr. Baur reaches the age of 80, which shall consist of ongoing coverage under policies that cover medical expenses for Mr. Baur and his dependents in excess of that covered by Medicare, subject to certain limitations. In the event Mr. Baur's employment is terminated due to his death, such benefits shall continue with respect to Mr. Baur's spouse and children for specified periods. Such benefits shall also continue in the event Mr. Baur's employment is terminated by reason of disability during the employment period and upon his retirement. In the event that Mr. Baur's employment is terminated as a result of disability, and in addition to the Company's regular long-term disability coverage, the Company has agreed to provide Mr. Baur with an annual payment of $50,000 until he is no longer disabled or reaches the age of 65, such benefit to be funded, at the Company's election by an individual long-term disability policy or directly by the Company. Mr. Baur's receipt of these termination benefits will be subject to his execution of a release of claims in the form customarily used by the Company upon termination of the employment of a senior executive officer.

Mr. Baur has agreed in his employment agreement not to disclose or use confidential information or to compete with the Company, and not to solicit the Company's customers or recruit its employees, for a period of two years following the termination of his employment.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

SCANSOURCE INC

Date: October 14, 2005.	By:	/s/ Richard P. Cleys
Richard P. Cleys
Vice President and Chief Financial Officer